Evolus Receives Positive CHMP Opinion for Nuceiva™ in the European Union

European Commission Approval Anticipated Within 90 Days

Newport Beach, Calif., April 26, 2019 - Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today announced the European Medicines Agency’s (EMA) Committee for Medicinal Products for Human Use (CHMP) has issued a positive opinion on the Nuceiva™ marketing authorization application.

The CHMP opinion is a scientific recommendation for marketing authorization to the European Commission, which will now review the recommendation and deliver its final decision on the Company’s marketing authorization application. The decision will be applicable to all 28 European Union member states plus Iceland, Norway and Liechtenstein.

“We are pleased to receive a positive CHMP opinion and look forward to receiving final expected approval of our marketing authorization application,” said Rui Avelar, MD, Chief Medical Officer and Head of Research & Development.

Nuceiva™ (branded Jeuveau™ in the United States) is a proprietary 900 kDa purified botulinum toxin type A formulation for the temporary improvement in the appearance of moderate to severe vertical lines between the eyebrows seen at maximum frown (glabellar lines), when the severity of the above facial lines has an important psychological impact in adults below 65 years of age.

“The receipt of the CHMP positive opinion further validates the rigor of our TRANSPARENCY clinical development program, which includes the largest aesthetics head-to-head pivotal study versus BOTOX®. In anticipation of approval of Nuceiva™, we continue to evaluate commercial partnership opportunities in Europe,” said David Moatazedi, President and Chief Executive Officer. “We have now achieved success with our regulatory filings for Jeuveau™ / Nuceiva™ in the United States, Canada and the European Union.”

About Nuceiva™ (branded Jeuveau™ in the United States)
Nuceiva™ (prabotulinumtoxinA-xvfs) is a proprietary 900 kDa purified botulinum toxin type A formulation. Nuceiva™ is produced under strict quality and safety standards in a state-of-the art facility, specifically built to manufacture Nuceiva™. The safety and efficacy of Nuceiva™ has been evaluated in clinical studies with over 2,100 patients enrolled. Nuceiva™ is being evaluated by the EMA for the temporary improvement in the appearance of moderate to severe vertical lines between the eyebrows seen at maximum frown (glabellar lines), when the severity of the above facial lines has an important psychological impact in adults below 65 years of age.

About Evolus, Inc.
Evolus is a performance beauty company with a customer-centric approach focused on delivering breakthrough products. In 2019, the U.S. Food and Drug Administration approved Jeuveau™ (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Jeuveau™ is powered by Evolus’ unique technology platform and is designed to transform the aesthetic market by eliminating the friction points existing for customers today. Visit us at: www.evolus.com.

Forward-Looking Statements
Statements made in this press release that relate to future plans, events, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expect,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” and similar words. While these forward-looking statements are based on the current expectations and beliefs of management, such forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from the expectations expressed in this press release, including the risks and uncertainties disclosed in Evolus’ periodic filings with the Securities and Exchange Commission, including factors described in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission on March 20, 2019, respectively, all of which are available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Evolus undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Jeuveau™ and Nuceiva™ are trademarks of Evolus, Inc.

Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.

Botox® is a registered trademark of Allergan, Inc.

Evolus, Inc. Contacts:

Investor Contacts:
Ashwin Agarwal, Evolus, Inc.
Vice President, Finance, Investor Relations & Treasury
Tel: +1-949-284-4559
Email: IR@Evolus.com

Brian Johnston, The Ruth Group
Tel: +1-646-536-7028
Email: IR@Evolus.com

Media Contacts:
Crystal Muilenburg, Evolus, Inc.
Vice President, Corporate Communications & Public Relations
Tel: +1-949-284-4506
Email: media@evolus.com